Exhibit 99.1

FOR RELEASE:	November 7, 2012
Lisa F. Campbell, Executive Vice President
Chief Operating Officer and Chief Financial Officer
Office: 910-892-7080 and Direct: 910-897-3660
lisac@newcenturybanknc.com
newcenturybanknc.com

NEW CENTURY BANCORP REPORTS

THIRD QUARTER 2012 EARNINGS

Company reports year-over-year quarterly and year-to-date earnings increases.

DUNN, NC . . . New Century Bancorp (the “Company” NASDAQ: NCBC), the holding company for New Century Bank, today reported net income of $632,000 for the quarter ended September 30, 2012, and basic and diluted earnings per share of $0.09, compared to a net loss of ($22,000) and basic and diluted losses per share of ($0.00) for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, the Company reported net income of $3.9 million, and basic and diluted earnings per share of $0.57, compared to a net loss of ($762,000) and basic and diluted losses per share of ($0.11) for the same period a year ago.

Total assets for the Company as of September 30, 2012, were $577.8 million, total deposits were $481.3 million and total loans were $386.0 million, compared to total assets of $616.5 million, total deposits of $527.1 million, and total loans of $439.4 million for the same date in 2011.

Positively impacting year-to-date 2012 results are a $2.4 million loan recovery during first quarter 2012 and a $557,000 gain on the sale of New Century Bank’s Pembroke and Raeford branches to Lumbee Guaranty Bank during second quarter 2012.

“We continue to be pleased with our improving results,” said William L. Hedgepeth, president and CEO of New Century Bancorp and New Century Bank. “While bolstered by the loan recovery and the gain on the sale of two branch offices, our results from operations are strong on their own. We are still focused on reducing non-performing assets and on working with customers to help them deal with the lingering impact of the recent recession. We’ve reduced non-interest expenses, while offering a full line of current products and services, including upgraded online services. The Company remains well-capitalized, which is the highest capital category.

“We are lending money to businesses and individuals in our communities, to not only support our customers, but in support of the overall economic health of our markets. This is one of the primary roles of a community bank.

“In August, we announced the opening of our loan production office in Raleigh, NC. We are off to a great start in meeting the lending needs of customers in Wake County and in building our customer base in this key market.

“As the quarter ended, the Federal Deposit Insurance Corporation (FDIC) released deposit market share data as of June 30, 2012, and I am pleased to report New Century maintained the number one position in deposit market share in Dunn, our headquarters city, for the tenth straight year. We congratulate our staff here on their hard work and success in developing strong, lasting deposit customer relationships.”

New Century Bank has branch offices in these North Carolina communities: Dunn, Clinton, Fayetteville, Goldsboro, Lillington, Lumberton, and loan production offices in Greenville and Raleigh.

###

The information as of and for the quarter and nine months ended September 30, 2012, as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the nine months ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2010
Summary of Operations:
Total interest income	$6,198	$6,325	$6,619	$7,086	$7,584	$19,142	$23,297	$25,285
Total interest expense	1,623	1,684	1,772	1,903	2,089	5,080	6,522	7,318

Net interest income	4,575	4,641	4,847	5,183	5,495	14,062	16,775	17,967
Provision for loan losses	189	(649)	(2,136)	319	2,194	(2,597)	5,900	14,366

Net interest income after provision	4,386	5,290	6,983	4,864	3,301	16,659	10,875	3,601
Noninterest income	757	1,199	626	642	643	2,582	2,176	1,975
Noninterest expense	4,170	4,648	4,216	4,574	4,114	13,034	14,531	13,842

Income (loss) before income taxes	973	1,841	3,393	932	(170)	6,207	(1,480)	(8,266)
Provision for income taxes (benefit)	341	683	1,281	333	(148)	2,305	(718)	(3,186)

Net income (loss)	$632	$1,158	$2,112	$599	$(22)	$3,902	$(762)	$(5,080)

Share and Per Share Data:

Earnings (loss) per share - basic	$0.09	$0.17	$0.31	$0.09	$(0.00)	$0.57	$(0.11)	$(0.74)
Earnings (loss) per share - diluted	$0.09	$0.17	$0.31	$0.03	$(0.00)	$0.57	$(0.11)	(0.74)
Book value per share	7.76	7.66	7.49	7.22	7.14	7.76	7.14	7.22
Tangible book value per share	7.72	7.61	7.41	7.14	7.05	7.72	7.05	7.11
Ending shares outstanding	6,913,636	6,913,636	6,913,636	6,860,367	6,860,367	6,913,636	6,860,367	6,913,636
Weighted average shares outstanding:
Basic	6,913,636	6,913,636	6,859,196	6,860,367	6,861,034	6,892,946	6,896,102	6,864,543
Diluted	6,914,085	6,913,636	6,859,196	6,860,367	6,861,034	6,893,064	6,896,102	6,864,543
Selected Performance Ratios:

Return on average assets	0.44%	0.83%	1.45%	0.39%	-0.01%	0.91%	-0.16%	-1.05%
Return on average equity	4.69%	8.82%	16.89%	4.80%	-0.18%	9.98%	-2.03%	-12.12%
Net interest margin	3.51%	3.63%	3.64%	3.68%	3.77%	3.61%	3.85%	3.97%
Efficiency ratio (1)	78.21%	79.59%	77.03%	78.52%	67.03%	78.31%	76.68%	69.41%
Period End Balance Sheet Data:

Loans, held for sale	$—	$—	$1,552	$—	$—	$—	$—	$—
Loans, net of unearned income	386,096	390,403	399,760	417,624	439,410	386,096	439,410	467,876
Total Earning Assets	514,767	515,397	534,057	536,390	564,928	514,767	564,928	594,425
Core Deposit Intangible	327	356	516	545	583	327	583	737
Total Assets	577,833	563,682	580,996	589,651	616,580	577,833	616,580	643,185
Deposits	481,320	471,184	489,966	501,377	527,172	481,320	527,172	548,866
Short term debt	26,195	22,953	23,301	21,877	23,850	26,195	23,850	24,138
Long term debt	12,372	12,372	12,372	14,372	14,372	12,372	14,372	14,372
Shareholders’ equity	53,671	52,954	51,777	49,546	48,949	53,671	48,949	49,906
Selected Average Balances:

Gross Loans	$386,217	$396,190	$409,009	$429,642	$449,650	$397,099	$458,676	$487,847
Total Earning Assets	518,761	514,147	535,317	559,110	578,349	520,492	582,777	604,379
Core Deposit Intangible	339	379	533	569	602	415	640	794
Total Assets	569,048	563,850	585,249	608,118	625,768	572,482	629,372	646,134
Deposits	474,069	471,829	495,649	518,508	534,271	480,492	537,884	548,483
Short term debt	24,609	22,961	23,004	23,476	24,491	24,018	22,075	21,178
Long term debt	12,372	12,372	13,845	14,372	14,372	12,372	16,372	16,920
Shareholders’ equity	53,619	52,783	50,300	49,486	49,855	52,239	50,299	56,026
Asset Quality Ratios:

Nonperforming loans	$18,613	$16,579	$19,270	$19,636	$20,116	$18,613	$20,116	$9,678
Other real estate owned	2,849	3,859	2,391	3,031	3,230	2,849	$3,230	3,812
Allowance for loan losses	8,588	8,510	9,568	10,034	10,338	8,588	$10,338	8,081
Nonperforming loans (2) to period-end loans	4.82%	4.25%	4.82%	4.70%	4.58%	4.82%	4.58%	2.07%
Allowance for loan losses to period-end loans	2.22%	2.18%	2.39%	2.40%	2.35%	2.22%	2.35%	1.73%
Delinquency Ratio (3)	0.47%	0.77%	0.23%	1.02%	0.93%	0.47%	0.93%	1.23%
Net loan charge-offs to average loans	-0.42%	-0.42%	-1.64%	0.68%	1.92%	-0.42%	-0.37%	4.56%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.